UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

TELULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-23212	36-3885440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-8397

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2009, Telular Corporation (the “Company”), Simcoe Partners, L.P., Simcoe Management Company, LLC and Jeffrey Jacobowitz (collectively, “Simcoe”) entered into an agreement (the “Settlement Agreement”) to settle the proxy contest regarding the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2009 Annual Meeting of the Stockholders (the “Annual Meeting”).

Under the terms of the Settlement Agreement, the Company has agreed to nominate as a new director, Simcoe’s candidate Jeffrey Jacobowitz, founder and managing partner of Simcoe Partners, a significant Telular shareholder. Mr. Jacobowitz will be nominated to serve a term expiring at the Company’s 2010 Annual Meeting of the Stockholders and upon the election and qualification of his successor. Mr. Jacobowitz will be added to the Company’s slate of the following continuing directors: Lawrence S. Barker, Joseph A. Beatty, Betsy Bernard, Brian J. Clucas, Larry J. Ford and M. Brian McCarthy. All of these candidates will be nominated to serve for a term to expire in 2010. The Company also agreed not to renominate John E. Berndt, the current Chairman of the Board, for re-election to the board of directors. A new Chairman of the Board will be determined by its members at the Board’s first regular meeting, immediately following the Annual Stockholders’ Meeting.

As part of the settlement agreement, Simcoe, which beneficially owns 950,000 shares, or 5.1% of Telular common stock, has agreed to cease its own proxy solicitation, withdraw its nominees for consideration at the 2009 Annual Meeting of the Stockholders, and vote its shares of Telular common stock in support of the Board’s nominees. In addition, the Company and Simcoe have agreed that Simcoe will not seek to call a meeting of stockholders or solicit consents from stockholders, obtain any additional representation on the Board, or effect the removal of any member of the Board prior to the earlier of the Company’s 2010 Annual Meeting of the Stockholders or March 3, 2010. Simcoe and the Company also agreed to a mutual release of claims arising in respect of, or in connection with, the nomination and election of directors at the Annual Meeting.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2009, in connection with the Settlement Agreement, Board Chairman John E. Berndt notified the Company that he will not stand for re-election to the Board at the Annual Meeting and will retire from the Board, effective as of the conclusion of the Annual Meeting. Mr. Berndt has served as a director since December 1996. A new Board Chairman will be determined following the Annual Meeting at the Board’s first regularly scheduled meeting.

Item 8.01	Other Events.

On January 9, 2009, the Company issued a press release announcing the execution of the Settlement Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated January 8, 2009, by and between Telular Company, Simcoe Partners, L.P., Simcoe Management Company, LLC and Jeffrey Jacobowitz.
99.1	Press release dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELULAR CORPORATION

Date: January 9, 2009	By:	/s/ Jonathan M. Charak

Jonathan M. Charak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated January 8, 2009, by and between Telular Company, Simcoe Partners, L.P., Simcoe Management Company, LLC and Jeffrey Jacobowitz.
99.1	Press release dated January 9, 2009.

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